Exhibit 15.2

通 商 律 師 事 務 所

Commerce & Finance Law Offices

中國北京市朝阳区建国门外大街甲12号新华保险大厦6层　邮编: 100022

電話: 8610-65693399 傳真: 8610-65693838, 65693836

Website: www.tongshang.com

May 16 , 2016

AirMedia Group Inc.
17/F, Sky Plaza, No. 46 DongZhimenwai Street
Dongcheng District
Beijing, 100027
People’s Republic of China

Dear Sirs,

We hereby consent to the reference to our firm under the headings “Item 3. Key Information—D. Risk Factors” and “Item 4. Information on the Company—B. Business Overview,” insofar as they purport to describe the provisions of PRC laws and regulations, in AirMedia Group Inc.’s Annual Report on Form 20-F for the year ended December 31, 2015 (the “Annual Report”) filed with the Securities and Exchange Commission (the “SEC”), and further consent to the incorporation by reference into the Registration Statements No. 333-148352, 333-164219, 333-183448 and 333-187442 on Form S-8 of AirMedia Group Inc. of the summary of our opinions under the headings of “Item 3. Key Information—D. Risk Factors” and “Item 4. Information on the Company—B. Business Overview.” We also consent to the filing with the SEC of this consent letter as an exhibit to the Annual Report.

Sincerely Yours,
/s/ Commerce & Finance Law Offices
Commerce & Finance Law Offices